UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2023

Broad Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41212	86-3382967
(Commission File Number)	(IRS Employer Identification No.)

6208 Sandpebble Ct.,

Dallas, TX 75254

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (469) 951-3088

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Common Stock, par value $0.000001 per share, and one Right to acquire 1/10 of one share of Common Stock	BRACU	The Nasdaq Stock Market LLC
Common Stock included as part of the Units	BRAC	The Nasdaq Stock Market LLC
Rights included as part of the Units	BRACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Broad Capital Acquisition Corp., a Delaware corporation (the “Company”), will deposit no later than June 13, 2023, the amount of $150,000 into the trust account of the Company (the “Trust Account”), which enables the Company to further extend the period of time it has to consummate its initial business combination by one month from June 13, 2023, to July 13, 2023, (the “July Extension”). The July Extension is the sixth of up to twelve monthly extensions permitted under the Company’s amended and restated certificate of incorporation, as amended (the “Charter”) filed with the Office of the Secretary of State of Delaware following stockholder approval of the Extension Amendment, as defined below, at the Company’s Special Meeting of Stockholders held on June 9, 2023, discussed in Items 5.03 and 5.07 of this report.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On June 9, 2023, the Company held a Special Meeting of Stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Charter, as further amended on January 11, 2023 (the “Extension Amendment” and such proposal the “Extension Amendment Proposal”), to (a) to extend the date by which we have to consummate a business combination from October 13, 2023 (the “ Termination Date”) by up to three (3) one-month extensions to January 13, 2024 (the “Extended Date”) and (b) to decrease the monthly extension fee from $0.0625 per share for each public share outstanding after giving effect to redemptions (in the aggregate, the “Monthly Extension Loan”) to, in the aggregate, the “Adjusted Monthly Extension Loan,” as defined below, commencing on June 13, 2023. As amended, the required payment for each monthly extension period shall constitute the deposit by Broad Capital LLC (or its affiliates or permitted designees) into the Trust Account of $150,000 for each such one-month extension beginning on June 13, 2023 until January 13, 2024, unless the closing of the Company’s initial business combination shall have occurred (the “Adjusted Monthly Extension Loan”) in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination. The Company filed the amendment to the Company’s Charter with the Office of the Secretary of State of Delaware on June 12, 2023, a copy of which is attached as Exhibit 3.1 to this report and is incorporated by reference herein.

The Company also amended the Company’s investment management trust agreement (the “Trust Agreement”), dated as of January 10, 2022, as amended on January 10, 2023, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company reduce the amount of the Monthly Extension Loan to $150,000 for each one-month extension beginning on June 13, 2023 until January 13, 2024, and to extend the Termination Date for an additional three (3) one-month extensions until January 13, 2024, and to update certain defined terms in the Trust Agreement (the “Second Amendment to the Trust Agreement” and such proposal the “Trust Amendment Proposal”), a form of which is attached as Exhibit 3.2 to this report and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s stockholders approved the Extension Amendment Proposal to (i) reduce the monthly extension fee to $150,000 for each such one-month extension commencing on June 13, 2023, and (ii) extend the Termination Date by up to three (3) one-month extensions to January 13, 2024 (or such earlier date as determined by the Company’s Board of Directors).

The final voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain
6,469,696	871,620	0

Also at the Meeting, the Company’s stockholders approved the Trust Amendment Proposal to amend the Company’s Trust Agreement, allowing the Company to extend the business combination period from October 13, 2023 to January 13, 2024, reduce the monthly extension fee, and updating certain defined terms in the Trust Agreement.

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The final voting results for the Trust Agreement Proposal were as follows:

For	Against	Abstain
6,469,696	871,620	0

Stockholders holding 1,409,026 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $10.68 per share of the funds in the Trust Account. As a result, approximately $15,048,835.16 will be removed from the Trust Account to pay such holders.

Following the redemption, the Company’s remaining shares of common stock outstanding were 4,522,582. The Company must deposit into the Trust Account $150,000 for the extension period (commencing on June 13, 2023 and ending on January 13, 2024, unless the closing of the Company’s initial business combination shall have occurred).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation

3.2	Form of Second Amendment to the Trust Agreement

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROAD CAPITAL ACQUISITION CORP.

Date: June 12, 2023	By:	/s/ Johann Tse
Johann Tse Chief Executive Officer

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